Exhibit 99.1

Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Juan-José Román Finance Vice President & CFO (787) 749-4949	Kathy Waller AllWays Communicate, LLC (312) 543-6708

Triple-S Management Corporation Adjusts 2010 Financial Guidance

Revision Reflects the Loss of the Three-Region Reform (Medicaid) Business

SAN JUAN, Puerto Rico, August 16, 2010 – Triple-S Management Corporation (NYSE:GTS), the largest managed care company in Puerto Rico, today announced the initial results of the Government of Puerto Rico’s RFP (Request for Proposal) process for the Reform (Medicaid) business. The Company, which is currently responsible for managing three of the eight Reform regions in Puerto Rico, has learned today that its managed care subsidiary will not be invited to participate at this time in the negotiation process for any new awards under the program. The Government of Puerto Rico has reserved the right to engage in discussions with Triple-S should its negotiations with other entities prove unsuccessful. Triple-S’s current contracts will remain in place until September 30, 2010.

As of December 31, 2009, the Reform business had approximately 540,000 members and generated $348.1 million in premiums during the year then ended. The reported Medical Loss Ratio (MLR) was 91.8%. As of June 30, 2010, this segment had approximately 545,000 members, $180.2 million in premiums and a reported MLR of 94.8% for the six month period then ended.

“Having contributed to the well being of Puerto Rican families under the government’s health model for the past 15 years, we are clearly disappointed with its decision to exclude Triple-S from the negotiation process, particularly since the principal criterion appears to have been price and not quality of care,” said Ramón M. Ruiz-Comas, President and Chief Executive Officer. “We made our proposals based on a rigorous actuarial analysis, using our claims experience in the three regions we currently administer. Although this business has the highest MLR in our portfolio, its loss will undoubtedly have a negative impact on our 2010 revenue, membership, and earnings. Conversely, we should enjoy a reduction in our overall MLR.” Ruiz-Comas continued, “While we do not rule out the possibility of reentering the Reform business in the future, in light of this unexpected development, we will focus our resources at this time on our two remaining Managed Care businesses, Medicare and Commercial, which we believe have the greatest growth potential. The Medicare segment, which will continue to benefit from improving demographics, has seen a steady reduction in its MLR, primarily resulting from our decision to move to a new risk-sharing arrangement with our providers in the dual product and other strategic initiatives that we instituted this year. The Commercial business has benefited from solid membership growth, lower utilization, and a favorable pricing environment.”

Ruiz-Comas concluded, “This apparent setback does not diminish our confidence in our strategic direction and it may, in fact, accelerate our pursuit of targeted acquisition candidates within Puerto Rico and abroad.”

Revised 2010 Financial Guidance

In order to account for the loss of the Reform business, Triple-S Management is in the midst of revising its previously stated 2010 financial guidance. At this time, we are modifying the following financial metrics, and we will provide additional guidance as soon as we have more clarity regarding the impact in administrative expenses.

	2010 Range	Revised Range

Medical enrollment fully-insured (member months)	10.4-10.8 million	9.6-9.9 million
Medical enrollment self-insured (member months)	5.3-5.5 million	4.6-4.8 million
Consolidated operating revenues (in billions)	$2.0-$2.1	$1.8-1.9
Consolidated loss ratio	84.6%-85.6%	84.5%-85.3%
Medical loss ratio	88.5%-89.5%	88.5%-89.2%
Weighted average of diluted shares outstanding (in millions)	29.2	29.3

About Triple-S Management Corporation

Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is the largest managed care company in Puerto Rico. Triple-S Management also has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico and the U.S. Virgin Islands. With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the commercial, Medicare, and Reform markets under the Blue Cross Blue Shield brand. In addition to its managed care business, Triple-S Management provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico. The Company is the largest provider of life, accident, and health insurance and the fourth largest provider of property and casualty insurance in its market.

For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this press release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

•	Trends in health care costs and utilization rates

•	Ability to secure sufficient premium rate increases

•	Competitor pricing below market trends of increasing costs

•	Re-estimates of policy and contract liabilities

•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance

•	Significant acquisitions or divestitures by major competitors

•	Introduction and use of new prescription drugs and technologies

•	A downgrade in the Company’s financial strength ratings

•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies

•	Ability to contract with providers consistent with past practice

•	Ability to successfully implement the Company’s disease management and utilization management programs

•	Volatility in the securities markets and investment losses and defaults

•	General economic downturns, major disasters, and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

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